                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of Report (date of earliest event reported - merger September 15, 1999


                           Centre Capital Corporation
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)



      000-25845                                            73-1559541
      ---------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)


         2511 North 10th Street                    Duncan, Oklahoma 73533
- ----------------------------------------         --------------------------
(Address of Principal Executive Offices)         (City, State and Zip Code)



                                 (580) 255-3499
              ----------------------------------------------------
              (Registrant's Telephone Number, including Area Code)




                   7642 Pebble Drive, Fort Worth, Texas 76181
                   ------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         Registrant entered into a Plan and Agreement of Merger (the "Merger") with Vista InterNatural Products I. Inc. ("VIP") under date of September 13, 1999, but made effective for accounting and financial statement purposes as of June 1, 1999. Registrant is the surviving corporation, but its management, Everett Sparks and General Ira. ("Jim") Hunt, were replaced upon the Effective Date of the Merger on September 15, 1999 by the management of VIP as set forth below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         COMMON STOCK. In the Merger, Registrant acquired all of the assets and assumed all of the liabilities of VIP. In this respect, Registrant issued 7,748,236 shares of its Common Stock to VIP for all of its stock. As part of the Merger, Registrant reverse split its Common Stock on a 1 for 3 ratio, resulting in its outstanding Common Stock being reduced from 6,881,447 shares to 2,293,816 shares. In effect, Registrant gave up more than 75% of its equity to acquire VIP.

         PLAN OF OPERATIONS. Registrant will continue to conduct the direct marketing business of VIP in the same manner in which it is presently conducted using the VIP name and logo. Upon the Effective Date of the Merger, Registrant discontinued the fire ant insecticide business conducted through its subsidiary, KFA, which was sold to Everett Sparks, the controlling shareholder of Registrant prior to the Merger, for $20,000 credit against the $140,000 notes payable due to him by Registrant.

         HISTORY. VIP was incorporated by Karl Jacobs under Nevada law on February 1, 1999 to purchase certain assets of Vista InterNatural Products, Inc., a sister corporation. Vista InterNatural Products, Inc. had been incorporated by Mr. Jacobs in June of 1997 to engage in the direct marketing of health and body care products through a multi-level independent sales network. During the approximate 19 month period of its existence, Vista InterNatural Products, Inc. reported total sales of approximately $450,000 and a net loss of $90,500. Since its inception on February 1, 1999, VIP reported total sales of approximately $235,000 and a net loss of $45,000 through July of 1999.

         MANAGEMENT. The management of VIP, which became the management of Registrant upon the Effective Date of the Merger, consists of the following:

         KARL F. JACOBS, Chairman of the Board and Chief Executive Officer of Registrant, graduated from Oklahoma State University in 1972 with honors and a Bachelor's of Science Degree in business Administration. He worked in banking, real estate and insurance business and owned and operated retail music and video stores from 1968 until 1995. Mr. Jacobs has been engaged in direct multi-level marketing since 1995.

         CATHERINE JACOBS, President, Treasurer and Chief Financial Officer of Registrant, is the wife of Karl Jacobs.

         LINDA LOHMAN, Vice President, has more than 30 years in medical health insurance with the Traveler's Insurance Company and she presently has a supervisory position with Traveler@s as Client Administrator while working part-time for Registrant in Dallas.

         SUSAN MCNAIR, Secretary and Vice-President, has been involved in multi-level direct marketing networks since 1994.

         MARK SPRADLING, Director, owns and operates a construction and real estate company in Duncan, Oklahoma.

         STEVE NIBARGER, Director, is a Technology Manager for a Fortune 500 Company in Dallas, Texas.

         BUSINESS. VIP is a multi-level direct marketer utilizing what it believes to be a unique plan of compensation under its trademark of ComBINARY(tm) This is a version of the customary Abinary@ plan of compensation used by many multi-level direct marketers. Under its ComBINARY(tm) Plan, VIP's Sales Associates pay a $15 Application Fee in order to be able to buy its products at Associate Cost, which is a 25% to 35% discount from the retail price fixed by VIP for its products. Associates must purchase $100 of products each month in order to continue in that capacity. The Sales Associates in this network are encouraged by VIP to recruit other Associates to sell under them, for which VIP will pay the recruiters commissions upon the sales made by the Associates they recruit. Associates may establish Royalty Positions for each Associate they recruit and receive a 5% royalty on the products purchased by each Royalty Position and all down line purchases under each Royalty Position. Commissions are paid weekly on the pay level achieved by each Associate for that week. Each Royalty Position also constitutes a ComBINARY(tm) Leg which may be combined to produce higher commissions on four levels of purchases as illustrated in the table set forth below.

  Level                        ComBINARY Legs                      Commission
  -----                 ----------------------------               ----------
    1                   $  400                $  400                $  100

    2                   $1,800                $1,800                $  300

    3                   $3,200                $3,200                $  300

    4                   $5,000                $5,000                $  300

                           Total Commissions                        $1,000


         Product volume accumulates each week and does not wash until the sponsoring Associate has gone through all four commission levels. There is no limit to how many legs an Associate may sponsor and receive commissions. Any number of legs may be combined to earn the highest qualifying level. Qualifying legs are determined by volume and not by position. VIP's ComBINARY(tm) Plan will automatically combine the legs to produce the highest commission possible. To the knowledge of VIP's management its ComBINARY(tm) Plan produces higher commissions than the binary plans of other multi-level direct marketing networks with which VIP is familiar.

         PRODUCTS. VIP's line of nutritional supplements, which features an antioxidant containing multivitamins and minerals, is manufactured for it according to its specifications by licensed pharmaceutical laboratories in accordance with guidelines established by the Federal Drug Administration. VIP's line of body care products feature Aloe Vera and Emu Oil for skin care. These products are custom made for VIP by the nation's leading manufacturers of body care products. VIP's management considers it products to be of the highest quality available. VIP maintains an inventory of these products at its warehouse in Duncan, Oklahoma and two locations in Fort Worth, Texas. At August 1, 1999 had a usable inventory of these products of approximately $500,000, which at the current level of sales constitutes about an eight month supply.

         SALES NETWORK. At August 1, 1999, VIP had approximately 1,700 active Sales Associates in its independent sales network who sell in 50 States.

         PROPERTIES. In August of 1999, VIP purchased a building on a five acre lot located at 730 and 735 North Highway 81 in Duncan, Oklahoma, which contains 4,300 square feet of office space and 6,800 square feet of warehouse space. The purchase price was $550,000, of which $125,000 was paid in cash, with the $425,000 balance being payable as a one year mortgage loan due in full in October of 2000. VIP leases the following properties:

         o 511 North 10th Street, Suite 200, Duncan, Oklahoma 73533 - VIP's principal offices for its management executives, consisting of 2,000 square feet leased at a monthly rental of $750 through October of 1999.

         o 2619 Gravel Drive, Fort Worth, Texas 76118 - 2,000 square feet of warehouse space leased at a monthly rental of $667 through October of 2003.

         o 7542 Sand Street, Fort Worth, Texas - 2,250 square feet of warehouse space leased at a monthly rental of $750 through January 2000.

         VIP has its own printing equipment and most of its printing is done in house. VIP also owns its office equipment, furnishings and related personalty. All of VIP's personal properties were carried on its books at approximately $50,000 as of August 1, 1999.

         PRINCIPAL OFFICES. Registrant=s principal offices after the Merger are VIP's offices which are located at 511 North 10th Street in Duncan, Oklahoma 73533. Its phone number there is (580) 255-3499; its fax number is (580) 255-3518; and its e-mail address is www.vipvista@yahoo.com. Both its Chief Executive Officer, Karl Jacobs, and its Chief Financial Officer, his wife, Catherine Jacobs, as well as its other executive officers, may be reached at this office.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         Not Applicable

ITEM 5.   OTHER EVENTS.

         None

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

         See Item 1 and the paragraph captioned "Management" under Item 2 above for the resignation of Everett Sparks and Ira A. ("Jim") Hunt, Jr. as Directors of Registrant and their replacement by Karl Jacobs, Mark Spradling and Steve Nibarger, the former Directors of VIP upon the Effective Date of the Merger.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         Interim unaudited financial statements of Centre Capital Corporation, including Vista InterNatural Products 1, Inc, since its merger into Centre Capital Corporation as of June 1, 1999. consisting of a balance sheet as of July 31, 1999, a statement of operations for the 10 month period ended July 31, 1999, statement of stockholders equity and accumulated deficit for the 10 month period ended July 31, 1999, and to such unaudited financial statements, and pro forma unaudited financial statements of Registrant and VIP as if combined for the two month period ended July 31, 1999.

ITEM 8.   CHANGE IN FISCAL YEAR.

         Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CENTRE CAPITAL CORPORATION
                                                       (Registrant)

Date  September 24, 1999                / S / KARL JACOBS
      ------------------                ----------------------------------------
                                              Karl Jacobs, Chairman and Chief
                                                           Executive Officer